Exhibit 99.1

HOST MARRIOTT REPORTS RESULTS OF OPERATIONS FOR THIRD QUARTER 2004

BETHESDA, MD; October 13, 2004 – Host Marriott Corporation (NYSE: HMT), the nation’s largest lodging real estate investment trust (REIT), today announced results of operations for the third quarter ended September 10, 2004. Third quarter results include the following:

•	Total revenue was $810 million and $2,540 million for the third quarter and year-to-date 2004, respectively, compared to $727 million and $2,324 million for the third quarter and year-to-date 2003, respectively.

•	Net loss was $47 million and $61 million for the third quarter and year-to-date 2004, respectively, as compared to $88 million and $136 million for the third quarter and year-to-date 2003, respectively.

•	Loss per diluted share was $.17 and $.28 for the third quarter and year-to-date 2004, respectively, compared to $.35 and $.61 for the third quarter and year-to-date 2003, respectively.

•	Adjusted EBITDA, which is Earnings before Interest Expense, Income Taxes, Depreciation, Amortization and other items, was $133 million and $523 million for the third quarter and year-to-date 2004, respectively, compared to $122 million and $487 million for the same periods in 2003, respectively. Results of operations and Adjusted EBITDA for the third quarter and year-to-date 2003 include a gain of approximately $10 million and $9 million, respectively, due primarily to an insurance settlement.

•	Funds from Operations (FFO) per diluted share was $.06 and $.40 for the third quarter and year-to-date 2004, respectively, compared to $.03 and $.40 for the third quarter and year-to-date 2003, respectively.

•	Results of operations for the third quarter and year-to-date 2004 include approximately $20 million and $65 million, respectively, of charges for call premiums, the acceleration of deferred financing costs and incremental interest expense related to the prepayment of debt and the redemption of the Class A preferred stock. For the third quarter and year-to-date 2004, these transactions resulted in a decrease of approximately $.05 and $.18, respectively, for both earnings per diluted share and FFO per diluted share.

•	Results of operations for the third quarter 2003 include approximately $5 million of income representing a gain on an insurance settlement, net of charges for call premiums and the acceleration of deferred financing costs for the prepayment of debt. Results of operations for year-to-date 2003 include approximately $4 million of income for these same transactions and a charge for certain forward currency hedge costs. For the third quarter and year-to-date 2003, these transactions resulted in an increase of approximately $.02 and $.01, respectively, for both loss per diluted share and FFO per diluted share.

The transactions referenced above, and their aggregate effect on loss per diluted share, FFO per diluted share and Adjusted EBITDA, are described in more detail in the tables attached to this press release. FFO per diluted share and Adjusted EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission (SEC). See the discussion included in this press release for information regarding these non-GAAP financial measures.

Comparable hotel RevPAR for the third quarter increased 7.9% as compared to the third quarter of 2003, driven by an increase in occupancy of 2.6 percentage points and a 4.1% increase in average room rate. Comparable hotel adjusted operating profit margins for the third quarter increased 130 basis points. Year-to-date, comparable hotel RevPAR increased 6.6% and comparable hotel adjusted operating profit margins increased 50 basis points.

Christopher J. Nassetta, president and chief executive officer, stated, “We had a strong quarter, with very strong RevPAR growth and solid margin improvement. For the first time since late 2000, we saw meaningful rate growth and we expect the momentum achieved thus far in 2004 to continue to build in the fourth quarter and into next year.”

Financing Transactions and Balance Sheet

The Company recently completed the following financing transactions:

•	Issued $350 million of 7% Series L senior notes due in 2012. The net proceeds of the offering which, along with available cash, were used to redeem $336 million of our 7 7/8% Series B senior notes due in 2008 and pay redemption premiums and accrued interest.

•	Amended our credit facility by increasing the available capacity to $575 million, extending the maturity to September 2008 and modifying certain covenants.

As of September 10, 2004, the Company had $317 million of cash and cash equivalents and $575 million of availability under its credit facility.

W. Edward Walter, executive vice president and chief financial officer, stated, “Our financing activities during the quarter further reduced our future interest payments, extended our maturities and increased our financial flexibility, continuing the progress we have made on improving our balance sheet.”

Acquisitions and Dispositions

On July 15, 2004, the Company acquired the 450-suite Fairmont Kea Lani Maui, a premier luxury resort hotel located on 21 acres of Wailea’s Polo Beach, for $355 million. On September 22, 2004, the Company acquired the 270-suite Scottsdale Marriott at McDowell Mountains, which is located in the Scottsdale Perimeter Center, one of the fastest growing office parks in the Phoenix area, for approximately $58 million, including the assumption of approximately $34 million of mortgage debt.

James F. Risoleo, executive vice president, acquisitions and development stated, “We are very pleased with all of our 2004 acquisitions. We continue to pursue acquisitions that are consistent with our target profile of upscale and luxury properties in markets with significant barriers to entry, while seeking to dispose of non-core assets to recycle our capital and build on our truly unmatched portfolio of properties.”

2004 Outlook

The Company expects comparable hotel RevPAR for full year 2004 to increase approximately 6.0% to 7.0%. Based upon this guidance, the Company estimates that for full year 2004 its:

•	loss per diluted share should be approximately $.31 to $.26;

•	net loss should be approximately $62 million to $47 million;

•	Adjusted EBITDA should be approximately $765 million to $785 million;

•	FFO per diluted share should be approximately $.67 to $.72 ; and

•	the forecast loss per diluted share and FFO per diluted share both include a decrease of $.19 per diluted share for the transactions described herein. Additionally, this forecast does not include a decrease of approximately $.02 to FFO per diluted share to reflect a potential change in generally accepted accounting principles. For further details, see footnote (g) to the consolidated statement of operations.

The Company has just begun its budget process for 2005 and is not in a position to provide formal guidance. However, based on preliminary discussions with its operators, the Company expects comparable hotel RevPAR to increase approximately 5.0% to 7.0% and margin growth to be modestly higher than the expected increase for full year 2004.

Host Marriott is a Fortune 500 lodging real estate company that currently owns or holds controlling interests in 113 upscale and luxury hotel properties primarily operated under premium brands, such as Marriott, Ritz-Carlton, Hyatt, Four Seasons, Fairmont, Hilton, Sheraton and Westin. For further information, please visit the Company’s website at www.hostmarriott.com.

This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes and other risks and uncertainties associated with our business described in the Company’s filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of October 12, 2004, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

***Tables to Follow***

HOST MARRIOTT CORPORATION

HOST MARRIOTT CORPORATION

Introductory Notes to Financial Information

The Company

Host Marriott Corporation, herein referred to as “we” or “Host Marriott,” is a self-managed and self-administered real estate investment trust (REIT) that owns primarily hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Marriott, L.P., or Host LP, of which we are the sole general partner. For each share of our common stock, Host LP has issued to us one unit of operating partnership interest, or OP Unit. When distinguishing between Host Marriott and Host LP, the primary difference is the 6% of the partnership interests in Host LP held by outside partners as of October 12, 2004, which is reflected as minority interest in our consolidated balance sheets and minority interest expense in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

Reporting Periods for Hotel Operating Statistics and Comparable Hotel Results

The results we report in our consolidated statements of operations are based on results of our hotels reported to us by our hotel managers. Our hotel managers use different reporting periods. Marriott International, Inc., the manager of the majority of our properties, uses a fiscal year ending on the Friday closest to December 31 and reports twelve weeks of operations for the first three quarters and sixteen or seventeen weeks for the fourth quarter of the year for its Marriott-managed hotels. In contrast, other managers of our hotels, such as Hyatt, report results on a monthly basis. In addition, Host Marriott, as a REIT, is required by tax laws to report results on a calendar year. As a result, we elected to adopt the reporting periods used by Marriott International modified so that our fiscal year always ends on December 31 to comply with REIT rules. Our first three quarters of operations end on the same day as Marriott International but our fourth quarter ends on December 31.

Two consequences of the reporting cycle we have adopted are: (1) quarterly start dates will usually differ between years, except for the first quarter which always commences on January 1, and (2) our first and fourth quarters of operations and year-to-date operations may not include the same number of days as reflected in prior years. For example, the third quarter of 2004 ended on September 10, and the third quarter of 2003 ended on September 12, though both quarters reflect twelve weeks of operations. In contrast, year-to-date results as of September 10, 2004 reflect 254 days of operations, while our year-to-date results as of September 12, 2003 reflect 255 days.

In addition, for results reported by hotel managers using a monthly reporting period (approximately one-fourth of our full-service hotels), the month of operation that ends after our fiscal quarter-end is included in our results of operations in the following fiscal quarter. Accordingly, our results of operations include results from hotel managers reporting results on a monthly basis as follows: first quarter (January, February), second quarter (March to May), third quarter (June to August), and fourth quarter (September to December). The year-to-date 2004 operations include 244 days for our monthly hotels compared to 243 days of operations for our year-to-date 2003 operations (because there were 29 days in February 2004).

In contrast to the reporting periods for our consolidated statements of operations, our hotel operating statistics (i.e., RevPAR, average daily rate and average occupancy) and our comparable hotel results (comparable hotel revenues, expenses and adjusted operating profit) are always reported based on the reporting cycle used by Marriott International for our Marriott-managed hotels. This facilitates year-to-year comparisons, as each reporting period will be comprised of the same number of days of operations as in the prior year (except in the case of certain of our fourth quarters which are comprised of seventeen weeks, such as fiscal year 2002). This means, however, that the reporting periods we use for hotel operating statistics may differ slightly from the reporting periods used for our consolidated statements of operations for the first and fourth quarters and the full year. For the hotel operating statistics and comparable hotel results reported herein:

•	Hotel results for the third quarter of 2004 reflect 12 weeks of operations for the period from June 19, 2004 to September 10, 2004 for our Marriott-managed hotels and results from June 1, 2004 to August 31, 2004 for operations of all other hotels which report results on a monthly basis.

•	Hotel results for the third quarter of 2003 reflect 12 weeks of operations for the period from June 21, 2003 to September 12, 2003 for our Marriott-managed hotels and results from June 1, 2003 to August 31, 2003 for operations of all other hotels which report results on a monthly basis.

HOST MARRIOTT CORPORATION

Introductory Notes to Financial Information

•	Hotel results for year-to-date 2004 reflect 36 weeks for the period from January 3, 2004 to September 10, 2004 for our Marriott-managed hotels and results from January 1, 2004 to August 31, 2004 for operations of all other hotels which report results on a monthly basis.

•	Hotel results for year-to-date 2003 reflect 36 weeks for the period from January 4, 2003 to September 12, 2003 for our Marriott-managed hotels and results from January 1, 2003 to August 31, 2003 for operations of all other hotels which report results on a monthly basis.

Comparable Hotel Operating Statistics

We present certain operating statistics (i.e., RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses and adjusted operating profit) for the periods included in this report on a comparable hotel basis. We define our comparable hotels as full-service properties (i) that are owned or leased by us and the operations of which are included in our consolidated results, whether as continuing operations or discontinued operations, for the entirety of the reporting periods being compared, and (ii) that have not sustained substantial property damage or undergone large-scale capital projects during the reporting periods being compared. Of the 112 full-service hotels that we owned as of September 10, 2004, 105 have been classified as comparable hotels. The operating results of the following seven hotels that we owned as of September 10, 2004 are excluded from comparable hotel results for these periods:

•	the JW Marriott, Washington, D.C. (consolidated in our financial statements beginning in the second quarter of 2003);

•	the Hyatt Regency Maui Resort and Spa (acquired in November 2003);

•	the Memphis Marriott (construction of a 200-room expansion started in 2003 and completed in 2004);

•	the Embassy Suites Chicago Downtown-Lakefront Hotel (acquired in April 2004);

•	the Fairmont Kea Lani Maui (acquired in July 2004);

•	the Newport Beach Marriott Hotel (major renovation started in July 2004); and

•	Mountain Shadows Resort Hotel (closed in September 2004).

In addition, the operating results of the 15 hotels we disposed of in 2004 and 2003 are also not included in comparable hotel results for the periods presented herein. Moreover, because these statistics and operating results are for our full-service hotel properties, they exclude results for our non-hotel properties and leased limited-service hotels.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with generally accepted accounting principles, or GAAP, within the meaning of applicable SEC rules. They are as follows: (i) Funds From Operations (FFO) per diluted share, (ii) EBITDA, (iii) Adjusted EBITDA and (iv) Comparable Hotel Operating Results. The following discussion defines these terms and presents why we believe they are useful supplemental measures of our performance.

FFO per Diluted Share

We present FFO per diluted share as a non-GAAP measure of our performance in addition to our earnings per share (calculated in accordance with GAAP). We calculate FFO per diluted share for a given operating period as our FFO (defined as set forth below) for such period divided by the number of fully diluted shares outstanding during such period. The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (calculated in accordance with GAAP) excluding gains (or losses) from sales of real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization and adjustments for unconsolidated partnerships and joint ventures. We present FFO on a per share basis after making adjustments for the effects of dilutive securities, including the payment of preferred stock dividends, in accordance with NAREIT guidelines.

HOST MARRIOTT CORPORATION

Introductory Notes to Financial Information

We believe that FFO per diluted share is a useful supplemental measure of our operating performance and that the presentation of FFO per diluted share, when combined with the primary GAAP presentation of earnings per share, provides beneficial information to investors. By excluding the effect of real estate depreciation, amortization and gains and losses from sales of real estate, all of which are based on historical cost accounting and which may be of limited significance in evaluating current performance, we believe that such measure can facilitate comparisons of operating performance between periods and with other REITs, even though FFO per diluted share does not represent an amount that accrues directly to holders of our common stock. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. As noted by NAREIT in its April 2002 “White Paper on Funds From Operations,” since real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, NAREIT adopted the definition of FFO in order to promote an industry-wide measure of REIT operating performance.

EBITDA

Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (EBITDA) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO per diluted share, it is widely used by management in the annual budget process.

Adjusted EBITDA

Management has historically adjusted EBITDA when evaluating our performance because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. We adjust EBITDA for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDA:

•	Gains and Losses on Dispositions and Related Debt Extinguishments – We exclude the effect of gains and losses recorded on the disposition of assets in our consolidated statement of operations and the related debt extinguishments because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, material gains or losses from the depreciated value of the assets disposed of and the related debt extinguishments could be less important to investors given that the depreciated asset often does not reflect the market value of real estate assets (as noted above for FFO).

•	Consolidated Partnership Adjustments – We exclude the minority interest in the income or loss of our consolidated partnerships as presented in our consolidated statement of operations because we believe that including these amounts in EBITDA does not reflect the effect of the minority interest position on our performance because these amounts include our minority partners’ pro-rata portion of depreciation, amortization and interest expense. However, we believe that the cash distributions paid to minority partners are a more relevant measure of the effect of our minority partners’ interest on our performance, and we have deducted these cash distributions from Adjusted EBITDA.

•	Equity Investment Adjustments – We exclude the equity in earnings (losses) of unconsolidated investments in partnerships and joint ventures as presented in our consolidated statement of operations because our percentage interest in the earnings (losses) does not reflect the impact of our minority interest position on our performance and these amounts include our pro-rata portion of depreciation, amortization and interest expense. However, we believe that cash distributions we receive are a more relevant measure of the performance of our investment and, therefore, we include the cash distributed to us from these investments in the calculation of Adjusted EBITDA.

HOST MARRIOTT CORPORATION

Introductory Notes to Financial Information

•	Cumulative effect of a change in accounting principle – Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect actual performance of the company for that period.

•	Impairment Losses – We exclude the effect of impairment losses recorded because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, we believe that impairment charges are similar to gains and losses on dispositions and depreciation expense, both of which are also excluded from EBITDA.

Limitations on the Use of FFO per Diluted Share, EBITDA and Adjusted EBITDA

We calculate FFO per diluted share in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or calculate FFO per diluted share in accordance with NAREIT guidance. In addition, although FFO per diluted share is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. EBITDA and Adjusted EBITDA, as presented, may also not be comparable to measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense (for EBITDA and Adjusted EBITDA purposes only) and other items have been and will be incurred and are not reflected in the EBITDA, Adjusted EBITDA and FFO per diluted share presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statement of operations and cash flows include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, FFO per diluted share, EBITDA and Adjusted EBITDA should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, FFO per diluted share does not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.

Comparable Hotel Operating Results

We present certain operating results for our full-service hotels, such as hotel revenues, expenses and adjusted operating profit (and the related margin), on a comparable hotel, or “same store,” basis as supplemental information for investor’s information. Our comparable hotel results present operating results for full-service hotels owned during the entirety of the periods being compared without giving effect to any acquisitions or dispositions, significant property damage or large scale capital improvements incurred during these periods. We present these comparable hotel operating results by eliminating corporate-level costs and expenses related to our capital structure, as well as depreciation and amortization. We eliminate corporate-level costs and expenses to arrive at property-level results because we believe property-level results provide investors with supplemental information into the ongoing operating performance of our hotels and the effectiveness of management in running our business on a property-level basis. We eliminate depreciation and amortization because, even though depreciation and amortization are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the comparable hotel operating results we present do not represent our total revenues, expenses, operating profit or operating profit margin and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

HOST MARRIOTT CORPORATION

Introductory Notes to Financial Information

We present these hotel operating results on a comparable hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable hotels (which represent the vast majority of our portfolio) or from other factors, such as the effect of acquisitions or dispositions. While management believes that presentation of comparable hotel results is a “same store” supplemental measure that provides useful information in evaluating the ongoing performance of the Company, this measure is not used to allocate resources or to assess the operating performance of each of these hotels, as these decisions are based on data for individual hotels and are not based on comparable hotel results. For these reasons, we believe that comparable hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.

HOST MARRIOTT CORPORATION

Consolidated Balance Sheets (a)

(unaudited, in millions, except share amounts)

	September 10, 2004	December 31, 2003
ASSETS
Property and equipment, net	$7,393	$7,085
Assets held for sale	—	73
Notes and other receivables	54	54
Due from managers	64	62
Investments in affiliates (b)	78	74
Deferred financing costs, net	75	82
Furniture, fixture and equipment replacement fund	149	144
Other	128	138
Restricted cash	126	116
Cash and cash equivalents (c)	317	764

Total assets	$8,384	$8,592

LIABILITIES AND STOCKHOLDERS’ EQUITY
Debt
Senior notes, including $491 million, net of discount, of Exchangeable Senior Debentures as of September 10, 2004	$2,893	$3,180
Mortgage debt	2,080	2,205
Convertible Subordinated Debentures (b)	492	—
Other	99	101

Total debt	5,564	5,486
Accounts payable and accrued expenses	134	108
Liabilities associated with assets held for sale	—	2
Other	140	166

Total liabilities	5,838	5,762

Interest of minority partners of Host Marriott L.P.	125	130
Interest of minority partners of other consolidated partnerships	87	89
Company-obligated mandatorily redeemable convertible preferred securities of a subsidiary whose sole assets are convertible subordinated debentures due 2026 (“Convertible Preferred Securities”) (b)	—	475
Stockholders’ equity
Cumulative redeemable preferred stock (liquidation preference $350 million and $354 million, respectively), 50 million shares authorized; 14.0 million shares and 14.1 million shares issued and outstanding, respectively (c)	337	339
Common stock, par value $.01, 750 million shares authorized; 348.3 million shares and 320.3 million shares issued and outstanding, respectively	3	3
Additional paid-in capital	2,928	2,617
Accumulated other comprehensive income	28	28
Deficit	(962)	(851)

Total stockholders’ equity	2,334	2,136

Total liabilities and stockholders’ equity	$8,384	$8,592

(a)	Our consolidated balance sheet as of September 10, 2004 has been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated balance sheets should be read in conjunction with the consolidated financial statements and notes thereto included in our Annual Report on Form 10-K and as amended from time to time in other filings with the SEC.

HOST MARRIOTT CORPORATION

Consolidated Balance Sheets (a)

(unaudited, in millions, except share amounts)

(b)	We adopted Financial Interpretation No. 46 “Consolidation of Variable Interest Entities” (FIN 46) in 2003. Under FIN 46, our limited purpose trust subsidiary that was formed to issue trust-preferred securities (the Convertible Preferred Securities Trust) was accounted for on a consolidated basis as of December 31, 2003 since we were the primary beneficiary under FIN 46.

In December 2003, the FASB issued a revision to FIN 46, which we refer to as FIN 46R. Under FIN 46R, we are not the primary beneficiary and we are required to deconsolidate the accounts of the Convertible Preferred Securities Trust. We adopted the provisions of FIN 46R on January 1, 2004. As a result, we recorded the $492 million in debentures (the Convertible Subordinated Debentures) issued by the Convertible Preferred Securities Trust and eliminated the $475 million of Convertible Preferred Securities that were previously classified in the mezzanine section of our consolidated balance sheet prior to January 1, 2004. The difference of $17 million is our investment in the Convertible Preferred Securities Trust, which is included in “Investments in affiliates” on our consolidated balance sheet. Additionally, we classified the related dividend payment of approximately $7 million and $22 million for the third quarter and year-to-date 2004, respectively, as interest expense. We adopted FIN 46R prospectively and, therefore, did not restate prior periods. The adoption of FIN 46R had no effect on our net loss, loss per diluted share or the financial covenants under our senior notes indentures.

(c)	On August 3, 2004, we redeemed all 4.16 million shares of the outstanding 10% Class A cumulative redeemable preferred stock (“Class A preferred stock”) at a redemption price of $25.00 per share plus dividends accrued to that date.

HOST MARRIOTT CORPORATION

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

	Quarter ended		Year-to-date ended
	September 10, 2004	September 12, 2003	September 10, 2004	September 12, 2003
Revenues
Rooms	$506	$441	$1,519	$1,371
Food and beverage	226	209	780	716
Other	57	47	167	154

Total hotel sales	789	697	2,466	2,241
Rental income (b)	21	20	74	71
Other income	—	10	—	12

Total revenues	810	727	2,540	2,324

Expenses
Rooms	132	119	381	345
Food and beverage	190	173	594	544
Hotel departmental expenses	237	214	693	635
Management fees	30	27	101	94
Other property-level expenses (b)	71	70	211	215
Depreciation and amortization	85	82	250	247
Corporate expenses	18	14	43	39

Total expenses	763	699	2,273	2,119

Operating profit	47	28	267	205
Interest income	3	2	8	7
Interest expense, including interest expense for the Convertible Subordinated Debentures in 2004 (c)	(109)	(108)	(357)	(324)
Net gains on property transactions	5	1	10	4
Loss on foreign currency and derivative contracts	(2)	—	(2)	(2)
Minority interest income	4	9	2	11
Equity in losses of affiliates	(4)	(4)	(12)	(13)
Dividends on Convertible Preferred Securities (c)	—	(7)	—	(22)

Loss before income taxes	(56)	(79)	(84)	(134)
Benefit for income taxes	10	12	2	10

Loss from continuing operations	(46)	(67)	(82)	(124)
Income (loss) from discontinued operations (d)	(1)	3	21	12

Loss before cumulative effect of a change in accounting principle	(47)	(64)	(61)	(112)
Cumulative effect of adoption of SFAS No. 150 (e)	—	(24)	—	(24)

Net loss	(47)	(88)	(61)	(136)
Less: Dividends on preferred stock	(9)	(9)	(28)	(27)
Issuance costs of redeemed Class A preferred stock (f)	(4)	—	(4)	—

Net loss available to common stockholders	$(60)	$(97)	$(93)	$(163)

Basic and diluted loss per common share (g)	$(.17)	$(.35)	$(.28)	$(.61)

(a)	Our consolidated statements of operations presented above have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated statements of operations should be read in conjunction with the

HOST MARRIOTT CORPORATION

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

consolidated financial statements and notes thereto included in our Annual Report on Form 10-K and as amended from time to time in other filings with the SEC.

(b)	Rental income and expense are as follows:

	Quarter ended		Year-to-date ended
	September 10, 2004	September 12, 2003	September 10, 2004	September 12, 2003
Rental income
Full-service	$3	$3	$21	$20
Limited service and office buildings	18	17	53	51

	$21	$20	$74	$71

Rental and other expenses (included in other property-level expenses)
Full-service	$2	$2	$5	$5
Limited service and office buildings	18	17	54	50

	$20	$19	$59	$55

(c)	See discussion of FIN 46R in footnote (b) to the consolidated balance sheet. Interest expense also includes approximately $14 million and $59 million for the third quarter and year-to-date 2004, respectively, and $2 million for both the third quarter and year-to-date 2003, respectively, for the payment of call premiums and the acceleration of deferred financing costs on debt redemptions and repayments.

(d)	Reflects the results of operations and gain (loss) on sale, net of the related income tax, for seven properties sold in 2004 and eight properties sold in 2003.

(e)	We adopted SFAS No. 150 “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” on June 21, 2003 and recorded a loss of $24 million as a cumulative effect of change in accounting principle in the third quarter of 2003. Subsequently, on November 7, 2003, the Financial Accounting Standards Board (FASB) issued a FASB Staff Position (FSP) 150-3 indefinitely deferring the application of a portion of SFAS 150 with respect to minority interests in consolidated ventures entered into prior to November 5, 2003, effectively reversing its guidance of October 8, 2003. In accordance with the FSP 150-3, we recorded a gain from a cumulative effect of a change in accounting principle of $24 million in the fourth quarter of 2003, reversing the impact of our adoption of SFAS 150 with respect to consolidated ventures with finite lives.

(f)	On July 31, 2003, the SEC issued a clarification of Emerging Issues Task Force Topic D-42, “The Effect on the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock.” Topic D-42 provides, among other things, that any excess of the fair value of the consideration transferred to the holders of preferred stock redeemed over the carrying amount of the preferred stock should be subtracted from net earnings to determine net earnings available to common stockholders in the calculation of earnings per share. The SEC’s clarification of the guidance in Topic D-42 provides that the carrying amount of the preferred stock should be reduced by the related original issuance costs.

For example, the carrying amount of the Class A preferred stock was approximately $100 million, which was net of $4 million of our original issuance costs. On August 3, 2004, the fair value paid, or $104 million (which was equal to the redemption price and par value) exceeded the carrying value of the preferred stock by approximately $4 million, which represents the original issuance costs. Accordingly, this amount has been included in the determination of net loss available to common stockholders for the purpose of calculating our basic and diluted loss per share.

(g)	On September 30, 2004, the Emerging Issues Task Force, or EITF, confirmed their tentative conclusion on EITF Issue No. 04-8, “The Effect of Contingently Convertible Debt on Diluted Earnings per Share.” The EITF has requested that the FASB ratify their conclusion. EITF 04-8 requires contingently convertible debt instruments to be included in diluted earnings per share, if dilutive, regardless of whether a market price contingency for the conversion of the debt into common shares or any other contingent factor has been met.

HOST MARRIOTT CORPORATION

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

Prior to this consensus, such instruments were excluded from the calculation until one or more of the contingencies were met. EITF 04-8 may be effective for reporting periods ending after December 15, 2004, and would likely require restatement of prior period earnings per share amounts.

Should the FASB make EITF 04-8 effective, we would include the common shares that are convertible from our Exchangeable Senior Debentures issued in March of this year, if dilutive, in our earnings (loss) per share. As of the third quarter, the Exchangeable Senior Debentures would be anti-dilutive for both the quarter and year-to-date ended September 10, 2004 for loss per share. However, there are no assurances that EITF 04-8 will become effective and, if it does become effective, the final consensus may differ from what is detailed above.

HOST MARRIOTT CORPORATION

Loss per Common Share

(unaudited, in millions, except per share amounts)

	Quarter ended September 10, 2004			Quarter ended September 12, 2003
	Income (loss) (Numerator)	Shares (Denominator)	Per Share Amount	Income (loss) (Numerator)	Shares (Denominator)	Per Share Amount
Net loss	$(47)	348.7	$(.13)	$(88)	275.6	$(.32)
Dividends on preferred stock	(9)	—	(.03)	(9)	—	(.03)
Issuance costs of redeemed Class A preferred stock (a)	(4)	—	(.01)	—	—	—

Basic and diluted loss available to common stockholders per share (b) (c)	$(60)	348.7	$(.17)	$(97)	275.6	$(.35)

	Year-to-date ended September 10, 2004			Year-to-date ended September 12, 2003
	Income (loss) (Numerator)	Shares (Denominator)	Per Share Amount	Income (loss) (Numerator)	Shares (Denominator)	Per Share Amount
Net loss	$(61)	331.5	$(.18)	$(136)	268.1	$(.51)
Dividends on preferred stock	(28)	—	(.09)	(27)	—	(.10)
Issuance costs of redeemed Class A preferred stock (a)	(4)	—	(.01)	—	—	—

Basic and diluted loss available to common stockholders per share (b) (c)	$(93)	331.5	$(.28)	$(163)	268.1	$(.61)

(a)	For discussion on accounting treatment, see footnote (f) to the consolidated statement of operations.

(b)	Basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of shares of common stock outstanding. Diluted loss per common share is computed by dividing net loss available to common stockholders as adjusted for potentially dilutive securities, by the weighted average number of shares of common stock outstanding plus other potentially dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, those preferred OP Units held by minority partners, other minority interests that have the option to convert their limited partnership interests to common OP Units and the Convertible Subordinated Debentures. No effect is shown for any securities that are anti-dilutive. EITF 04-08 may become effective in the fourth quarter and, as a result, the Exchangeable Senior Debentures would be included as a potentially dilutive security. For details, see footnote (g) to the consolidated statement of operations.

(c)	Our results for the periods presented were significantly affected by several items. For details, see footnote (d) to the table reconciling net loss available to common stockholders to FFO per diluted share included in this press release.

HOST MARRIOTT CORPORATION

Comparable Hotel Operating Data

Comparable Hotels by Region (a)

(unaudited)

	As of September 10, 2004		Quarter ended September 10, 2004			Quarter ended September 12, 2003			Percent Change in RevPAR
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR
Pacific	20	10,720	$141.16	78.0%	$110.08	$138.79	73.6%	$102.12	7.8%
Florida	12	7,337	132.70	67.3	89.32	124.48	64.8	80.67	10.7
Mid-Atlantic	10	6,720	175.44	81.3	142.56	164.24	75.0	123.19	15.7
Atlanta	13	5,940	138.42	67.8	93.80	128.82	68.4	88.15	6.4
North Central	13	4,923	122.41	73.9	90.47	124.06	74.1	91.96	(1.6)
South Central	7	4,816	112.27	73.2	82.13	114.90	74.4	85.52	(4.0)
DC Metro	11	4,297	146.10	73.0	106.67	142.72	73.1	104.33	2.2
New England	7	3,413	147.31	79.8	117.55	135.95	72.3	98.27	19.6
Mountain	7	2,861	93.43	65.3	61.02	91.50	65.8	60.25	1.3
International	5	1,953	122.97	73.4	90.28	119.90	65.2	78.18	15.5

All Regions	105	52,980	138.12	73.8	101.92	132.68	71.2	94.49	7.9

	As of September 10, 2004		Year-to-date ended September 10, 2004			Year-to-date ended September 12, 2003			Percent Change in RevPAR
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR
Pacific	20	10,720	$148.72	75.3%	$111.95	$149.84	68.9%	$103.26	8.4%
Florida	12	7,337	164.82	73.6	121.37	161.78	70.9	114.78	5.7
Mid-Atlantic	10	6,720	178.16	77.6	138.28	171.69	73.4	125.96	9.8
Atlanta	13	5,940	141.13	68.9	97.22	136.50	66.9	91.31	6.5
North Central	13	4,923	119.33	68.6	81.82	121.38	67.4	81.78	—
South Central	7	4,816	129.73	77.0	99.83	131.40	76.9	100.99	(1.2)
DC Metro	11	4,297	151.13	73.6	111.21	144.21	71.9	103.73	7.2
New England	7	3,413	141.61	73.4	103.96	139.13	67.7	94.19	10.4
Mountain	7	2,861	103.31	63.4	65.46	100.62	64.5	64.86	0.9
International	5	1,953	120.72	72.8	87.83	113.48	63.2	71.73	22.5

All Regions	105	52,980	146.27	73.1	107.00	143.71	69.8	100.35	6.6

(a)	See the introductory notes to financial information for a discussion of reporting periods and comparable hotel results.

HOST MARRIOTT CORPORATION

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

	Quarter ended		Year-to-date ended
	September 10, 2004	September 12, 2003	September 10, 2004	September 12, 2003
Number of hotels	105	105	105	105
Number of rooms	52,980	52,980	52,980	52,980
Percent change in comparable hotel RevPAR	7.9%		6.6%
Operating profit margin under GAAP (b)	5.8%	3.9%	10.5%	8.8%
Comparable hotel adjusted operating profit margin (c)	17.5%	16.2%	21.7%	21.2%
Comparable hotel sales
Room	$463	$429	$1,422	$1,334
Food and beverage	211	206	739	700
Other	48	48	155	154

Comparable hotel sales (d)	722	683	2,316	2,188

Comparable hotel expenses
Room	123	117	360	335
Food and beverage	178	169	560	529
Other	33	31	98	94
Management fees, ground rent and other costs	262	255	795	765

Comparable hotel expenses (e)	596	572	1,813	1,723

Comparable Hotel Adjusted Operating Profit	126	111	503	465
Non-comparable hotel results, net (f)	24	3	58	13
Office building and limited service properties, net (g)	—	—	(1)	1
Other income	—	10	—	12
Depreciation and amortization	(85)	(82)	(250)	(247)
Corporate expenses	(18)	(14)	(43)	(39)

Operating Profit	$47	$28	$267	$205

(a)	See the introductory notes to the financial information for discussion of non-GAAP measures, reporting periods and comparable hotel results.

(b)	Operating profit margin under GAAP is calculated as the operating profit divided by the total revenues per the consolidated statements of operations.

(c)	Comparable hotel adjusted operating profit margin is calculated as the comparable hotel adjusted operating profit divided by the comparable hotel sales per the schedule above.

HOST MARRIOTT CORPORATION

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

(d)	The reconciliation of total revenues per the consolidated statements of operations to the comparable hotel sales is as follows (in millions):

	Quarter ended		Year-to-date ended
	September 10, 2004	September 12, 2003	September 10, 2004	September 12, 2003
Revenues per the consolidated statements of operations	$810	$727	$2,540	$2,324
Non-comparable hotel sales	(78)	(26)	(191)	(87)
Hotel sales for the property for which we record rental income, net	8	9	31	31
Rental income for office buildings and limited service hotels	(18)	(17)	(53)	(51)
Other income	—	(10)	—	(12)
Adjustment for hotel sales for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	—	—	(11)	(17)

Comparable hotel sales	$722	$683	$2,316	$2,188

(e)	The reconciliation of operating costs per the consolidated statements of operations to the comparable hotel expenses is as follows (in millions):

	Quarter ended		Year-to-date ended
	September 10, 2004	September 12, 2003	September 10, 2004	September 12, 2003
Operating costs and expenses per the consolidated statements of operations	$763	$699	$2,273	$2,119
Non-comparable hotel expenses	(54)	(24)	(135)	(81)
Hotel expenses for the property for which we record rental income	8	10	32	36
Rent expense for office buildings and limited service hotels	(18)	(17)	(54)	(50)
Adjustment for hotel expenses for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	—	—	(10)	(15)
Depreciation and amortization	(85)	(82)	(250)	(247)
Corporate expenses	(18)	(14)	(43)	(39)

Comparable hotel expenses	$596	$572	$1,813	$1,723

(f)	Non-comparable hotel results, net includes the following items: (i) the results of operations of our non-comparable hotels whose operations are included in our consolidated statements of operations as continuing operations and (ii) the difference between comparable hotel adjusted operating profit, which reflects 252 days of operations, and the operating results included in the consolidated statements of operations, which reflects 254 days and 255 days for year-to-date 2004 and 2003, respectively.

(g)	Represents rental income less rental expense for limited service properties and office buildings. For details, see footnote (b) to the consolidated statement of operations.

HOST MARRIOTT CORPORATION

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

	September 10, 2004	December 31, 2003
Equity
Common shares outstanding	348.3	320.3
Common shares and minority held common OP Units outstanding	370.5	343.8
Preferred OP Units outstanding	.02	.02
Class A preferred shares outstanding (a)	—	4.1
Class B preferred shares outstanding	4.0	4.0
Class C preferred shares outstanding	6.0	6.0
Class D preferred shares outstanding	.03	.03
Class E preferred shares outstanding	4.0	—
Security pricing
Common (b)	$13.75	$12.32
Class A preferred (a)	$—	$26.74
Class B preferred (b)	$26.33	$27.00
Class C preferred (b)	$27.75	$27.26
Class E preferred (b)	$27.00	$—
Convertible Preferred Securities (c)	$52.31	$51.00
Exchangeable Senior Debentures (d)	$1,031.30	$—
Dividends per share
Common (e)	$0.05	$—
Class A preferred (a)	$1.38	$2.50
Class B preferred (e)	$1.88	$2.50
Class C preferred (e)	$1.88	$2.50
Class D preferred (e)	$1.88	$1.88
Class E preferred (e)	$.82	$—
Other Financial Data
Construction in progress	$53	$56

	Quarter ended		Year-to-date ended
	September 10, 2004	September 12, 2003	September 10, 2004	September 12, 2003
Hotel Operating Statistics for All Full-Service Properties (f)
Average daily rate	$142.30	$130.43	$148.53	$140.23
Average occupancy	74.0%	71.3%	73.3%	69.9%
RevPAR	$105.32	$92.97	$108.90	$98.07

HOST MARRIOTT CORPORATION

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

Debt

	September 10, 2004	December 31, 2003
Series B senior notes, with a rate of 7 7/8% due August 2008	$304	$1,196
Series C senior notes, with a rate of 8.45% due December 2008	—	218
Series E senior notes, with a rate of 8 3/8% due February 2006	300	300
Series G senior notes, with a rate of 9¼% due October 2007 (g)	244	244
Series I senior notes, with a rate of 9½% due January 2007 (h)	471	484
Series J senior notes, with a rate of 7 1/8% due November 2013	—	725
Series K senior notes, with a rate of 7 1/8% due November 2013	725	—
Series L senior notes, with a rate of 7% due August 2012	345	—
Exchangeable Senior Debentures, with a rate of 3.25% due April 2024	491	—
Senior notes, with an average rate of 9¾%, maturing through 2012	13	13

Total senior notes	2,893	3,180
Mortgage Debt, with an average interest rate of 7.7% and 7.8% at September 10, 2004 and December 31, 2003, respectively respectively	2,080	2,205
Credit Facility (i)	—	—
Convertible Subordinated Debentures, with a rate of 6¾% due December 20, 2026 (j)	492	—
Other	99	101

Total debt	$5,564	$5,486

Percentage of fixed rate debt	85%	85%
Weighted average interest rate (j)	7.0%	7.7%
Weighted average debt maturity (j)	6.9 years	5.5 years

(a)	On August 3, 2004, we redeemed all 4.16 million shares of the outstanding Class A preferred stock at a redemption price of $25.00 per share plus dividends accrued to that date.

(b)	Share prices are the closing price on the consolidated balance sheet date, as reported by the New York Stock Exchange, for the common and preferred stock.

(c)	Market price as of September 10, 2004 as quoted by Bloomberg L.P. We have reclassified these securities as debt on our consolidated balance sheet. See footnote (b) to the consolidated balance sheet.

(d)	Market price as of September 10, 2004 as quoted by Bloomberg L.P. Quoted price reflects the price of a single $1,000 debenture, which is exchangeable for common stock upon the occurrence of certain events.

(e)	On September 8, 2004, we declared a regular cash dividend on our publicly-traded Class B, C and E Cumulative Redeemable Preferred Stock to be paid on October 15, 2004 and a cash dividend on our common stock to be paid on December 20, 2004.

(f)	The operating statistics reflect all consolidated properties as of September 10, 2004 and September 12, 2003, respectively. The operating statistics also include the results of operations for seven hotels sold in 2004 and eight hotels sold in 2003 prior to their disposition.

(g)	Includes fair value adjustments for interest rate swap agreements of $2 million as of both September 10, 2004 and December 31, 2003.

(h)	Includes fair value adjustments for interest rate swap agreements of $21 million and $34 million as of September 10, 2004 and December 31, 2003, respectively.

(i)	The Credit Facility was amended on September 10, 2004, which increased available capacity to $575 million. Currently, there are no amounts outstanding.

(j)	Beginning in January 2004, we recorded the Convertible Subordinated Debentures as debt in accordance with a revision to FIN 46. The Convertible Subordinated Debentures were previously classified in the mezzanine section of our consolidated balance sheet. Excluding the Convertible Subordinated Debentures, our weighted average interest rate was 7.0% and our weighted average debt maturity was 5.4 years. For details, see footnote (b) to the consolidated balance sheet.

HOST MARRIOTT CORPORATION

Reconciliation of Net Loss Available to Common Stockholders

to Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

	Quarter ended September 10, 2004			Quarter ended September 12, 2003
	Income(loss)	Shares	Per Share Amount	Income(loss)	Shares	Per Share Amount
Net loss available to common stockholders	$(60)	348.7	$(.17)	$(97)	275.6	$(.35)
Adjustments:
Gains on dispositions, net	(4)	—	(.01)	—	—	—
Cumulative effect of change in accounting principle	—	—	—	24	—	.09
Depreciation and amortization	85	—	.24	86	—	.31
Partnership adjustments	1	—	—	(3)	—	(.01)
FFO of minority partners of Host LP (a)	(1)	—	—	(1)	—	—
Adjustments for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.0	—	—	2.9	—

FFO per diluted share (b) (c) (d)	$21	350.7	$.06	$9	278.5	$.03

	Year-to-date ended September 10, 2004			Year-to-date ended September 12, 2003
	Income(loss)	Shares	Per Share Amount	Income(loss)	Shares	Per Share Amount
Net loss available to common stockholders	$(93)	331.5	$(.28)	$(163)	268.1	$(.61)
Adjustments:
Gains on dispositions, net	(28)	—	(.08)	(2)	—	(.01)
Cumulative effect of change in accounting principle	—			24	—	.09
Depreciation and amortization	251	—	.75	259	—	.97
Partnership adjustments	12	—	.04	3	—	.01
FFO of minority partners of Host LP (a)	(9)	—	(.03)	(12)	—	(.05)
Adjustments for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.1	—	—	2.5	—

FFO per diluted share (b) (c) (d)	$133	333.6	$.40	$109	270.6	$.40

(a)	Represents FFO attributable to the minority interests in Host LP.

(b)	FFO per diluted share in accordance with NAREIT is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, those preferred OP units held by minority partners, other minority interests that have the option to convert their limited partnership interest to common OP units and the Convertible Subordinated Debentures of Host Marriott. No effect is shown for securities if they are anti-dilutive.

HOST MARRIOTT CORPORATION

Reconciliation of Net Loss Available to Common Stockholders

to Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

(c)	EITF 04-08 may become effective in the fourth quarter and, as a result, the Exchangeable Senior Debentures would be included as a potentially dilutive security. For the quarter and year-to-date 2004, the conversion to common shares of the Exchangeable Senior Debentures would be anti-dilutive. For details, see footnote (g) to the consolidated statement of operations.

(d)	Quarterly and year-to-date 2004 and 2003 results were significantly affected by several transactions, the effect of which is shown in the table below:

	Quarter ended September 10, 2004			Quarter ended September 12, 2003
	Net Income (Loss)	FFO	Adjusted EBITDA	Net Income (Loss)	FFO	Adjusted EBITDA
Senior notes redemptions (1)	$(14)	$(14)	$—	$(2)	$(2)	$—
Class A preferred stock redemption (2)	(6)	(6)	—	—	—	—
Directors’ and officers’ insurance settlement (3)	—	—	—	7	7	10
Minority interest benefit (4)	1	1	—	—	—	—

Total	$(19)	$(19)	$—	$5	$5	$10

Per diluted share	$(.05)	$(.05)		$.02	$.02

	Year-to-date September 10, 2004			Year-to-date September 12, 2003
	Net Income (Loss)	FFO	Adjusted EBITDA	Net Income (Loss)	FFO	Adjusted EBITDA
Senior notes redemptions (1)	$(59)	$(59)	$—	$(2)	$(2)	$—
Class A preferred stock redemption (2)	(6)	(6)	—	—	—	—
Directors’ and officers’ insurance settlement (3)	—	—	—	7	7	10
Loss on foreign currency forward contracts (5)	—	—	—	(1)	(1)	(1)
Minority interest benefit (4)	4	4	—	—	—	—

Total	$(61)	$(61)	$—	$4	$4	$9

Per diluted share	$(.18)	$(.18)		$.01	$.01

(1)	Represents call premiums and the acceleration of original issue discounts and deferred financing costs, as well as incremental interest during the call period for refinancings, included in interest expense in the consolidated statements of operations. We recognized these costs in conjunction with the prepayment or refinancing of senior notes and mortgages during the third quarter and year-to-date of 2004 and 2003.

(2)	Represents the original issuance costs for the Class A preferred stock, which was required to be included in the calculation of earnings (loss) per share in conjunction with the redemption of the Class A preferred stock in the third quarter of 2004, as well as the incremental dividends from the date of issuance of the Class E preferred stock to the date of redemption of the Class A preferred stock. For additional information, see footnote (f) to the consolidated statements of operations.

HOST MARRIOTT CORPORATION

Reconciliation of Net Loss Available to Common Stockholders

to Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

(3)	During the third quarter of 2003, we recognized approximately $9.6 million of other income from the settlement of a claim that we brought against our directors’ and officers’ insurance carriers for reimbursement of defense costs and settlement payments incurred in resolving a series of related actions brought against us and Marriott International that arose from the sale of certain limited partnership units to investors prior to 1993. The effect on net income (loss) and FFO is approximately $7 million due to income taxes on the proceeds.

(4)	Represents the portion of the above listed amounts attributable to minority partners in Host LP.

(5)	During 2003, we made partial repayments of the Canadian mortgage debt, which resulted in the related forward currency contracts hedge being deemed partially ineffective for accounting purposes. Accordingly, we recorded an approximate $1 million charge to net income (loss) and FFO.

HOST MARRIOTT CORPORATION

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

(unaudited, in millions)

	Quarter ended		Year-to-date ended
	September 10, 2004	September 12, 2003	September 10, 2004	September 12, 2003
Net loss	$(47)	$(88)	$(61)	$(136)
Interest expense (a)	109	108	357	324
Dividends on Convertible Preferred Securities (a)	—	7	—	22
Depreciation and amortization	85	82	250	247
Income taxes	(10)	(12)	(2)	(10)
Discontinued operations (b)	1	7	2	18

EBITDA (c)	138	104	546	465
Gains and losses on dispositions and related debt extinguishments	(5)	(1)	(30)	(3)
Consolidated partnership adjustments:
Minority interest income	(4)	(9)	(2)	(11)
Distributions to minority interest partners of Host LP and other minority partners	(1)	—	(5)	(4)
Equity investment adjustments:
Equity in losses of affiliates	4	4	12	13
Distributions received from equity investments	1	—	2	3
Cumulative effect of change in accounting principle	—	24	—	24

Adjusted EBITDA (c) (d)	$133	$122	$523	$487

(a)	Interest expense in the third quarter and year-to-date 2004 includes approximately $7 million and $22 million, respectively, previously classified as dividends on Convertible Preferred Securities. See footnote (b) to the consolidated balance sheet for further detail.

(b)	Reflects the interest expense, depreciation and amortization and income taxes included in discontinued operations.

(c)	See the introductory notes to the financial information for discussion of non-GAAP measures.

(d)	Our results for the periods presented were significantly affected by several items. For a discussion of these items, see footnote (d) to the table reconciling net loss available to common stockholders to FFO per diluted share included in this press release.

HOST MARRIOTT CORPORATION

Reconciliation of Net Loss Available to Common Stockholders to

Funds From Operations per Diluted Share for Full Year 2004 Forecasts (a)

(unaudited, in millions, except per share amounts)

	Low-end of Range Full Year 2004 Forecast
	Income (Loss)	Shares	Per Share Amount
Forecast net loss available to common stockholders	$(103)	337.1	$(.31)
Adjustments:
Depreciation and amortization	362	—	1.07
Gain on dispositions, net	(34)	—	(.10)
Partnership adjustments	18	—	.05
FFO of minority partners of Host LP (b)	(15)	—	(.04)
Adjustment for dilutive securities: (c)
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.0	—

FFO per diluted share (d)	$228	339.1	$.67

	High-end of Range Full Year 2004 Forecast
	Income (Loss)	Shares	Per Share Amount
Forecast net loss available to common stockholders	$(88)	337.1	$(.26)
Adjustments:
Depreciation and amortization	362	—	1.07
Gain on dispositions, net	(34)	—	(.10)
Partnership adjustments	21	—	.06
FFO of minority partners of Host LP (b)	(16)	—	(.05)
Adjustment for dilutive securities: (c)
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.0	—

FFO per diluted share (d)	$245	339.1	$.72

See the notes following the table reconciling net loss to EBITDA and Adjusted EBITDA for full year 2004 forecasts.

HOST MARRIOTT CORPORATION

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA for Full Year 2004 Forecasts (a)

(unaudited, in millions)

	Full Year 2004
	Low-end of Range	High-end of Range
Net loss	$(62)	$(47)
Interest expense (e)	493	493
Depreciation and amortization	364	364
Income taxes	(11)	(7)

EBITDA	784	803
Gains on dispositions	(37)	(37)
Consolidated partnership adjustments:
Minority interest expense	—	1
Distributions to minority interest partners of Host LP and other minority partners	(6)	(6)
Equity investment adjustments:
Equity in losses of affiliates	19	19
Distributions received from equity investments	5	5

Adjusted EBITDA	$765	$785

(a)	The amounts shown in these reconciliations are based on management’s estimate of operations for 2004. These tables are forward-looking and as such contain assumptions by management based on known and unknown risks, uncertainties and other factors which may cause the actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by this table. General economic conditions, competition and governmental actions will affect future transactions, results, performance and achievements. Although we believe the expectations reflected in this reconciliation are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviations will not be material.

For purposes of preparing the full year 2004 forecasts, we have made the following assumptions:

•	RevPAR will increase between 6.0% and 7.0% for the full year for the low and high ends of the forecasted range, respectively.

•	Comparable hotel adjusted operating profit margins will increase 40 basis points and 80 basis points for the full year for the low and high ends of the forecasted range, respectively.

•	Approximately $250 million of hotels will be sold during 2004.

•	Approximately $530 million of acquisitions will be made during 2004.

•	Approximately $1,295 million of debt will be redeemed or repaid for the full year ($1,195 million of which was redeemed or repaid in the first three quarters). Charges, net of the minority interest benefit, totaling approximately $65 million, or $.19 of FFO per diluted share, for the full year in call premiums and the acceleration of deferred financing costs associated with the debt repayments and the redemption of the Class A preferred stock will be incurred. The guidance also includes a decrease of $.01 to $.02 in FFO per diluted share for the effect of the hurricanes in Florida and Louisiana.

•	Fully diluted shares will be 339.1 million for the full year.

HOST MARRIOTT CORPORATION

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA for Full Year 2004 Forecasts (a)

(unaudited, in millions)

(b)	Represents FFO attributable to the minority interests in Host LP.

(c)	These shares are dilutive for purposes of the FFO per diluted share calculation, yet are anti-dilutive for the purposes of the earnings per share calculation. This is due to the net loss that is forecasted for 2004 compared to net earnings for FFO for the year.

(d)	FFO per diluted share in accordance with NAREIT is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, those preferred OP Units held by minority partners, other minority interests that have the option to convert their limited partnership interest to common OP Units and the Convertible Subordinated Debentures. No effect is shown for securities if they are anti-dilutive. EITF 04-8 may become effective in the fourth quarter and, as a result, the Exchangeable Senior Debentures would be included as a potentially dilutive security. If EITF 04-8 were to become effective, the conversion to common shares of the Exchangeable Senior Debentures will be dilutive and decrease FFO per diluted share by approximately $.02 for the full year forecast. For details, see footnote (g) to the consolidated statement of operations.

(e)	Interest expense in 2004 includes amounts previously classified as dividends on Convertible Subordinated Securities. See footnote (b) to the consolidated balance sheets for further detail.